Exhibit 10.61
                            TERMINATION AGREEMENT


      THIS TERMINATION AGREEMENT ("Termination Agreement") is made and entered into this the 10th day of December, 1998, by and among IGI, INC., a Delaware corporation, having a principal place of business at Wheat Road & Lincoln Avenue, Buena, New Jersey 08310, IGEN, INC., a Delaware corporation, having a principal place of business at 103 Springier Building, 3411 Silverside Road, Wilmington, Delaware (hereinafter referred to as "Igen"), IMMUNOGENETICS, INC., a Delaware corporation, having a principal place of business at Wheat Road & Lincoln Avenue, Buena, New Jersey 08310 (hereinafter referred to as "Immunogenetics") [IGI, Inc. and its Affiliates (including but not limited to Igen and Immunogenetics) are hereinafter collectively referred to as "IGI"], and GLAXO WELLCOME, INC., a North Carolina corporation, having a principal place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709 (hereinafter referred to as "GW").

                            W I T N E S S E T H :

      WHEREAS, IGI and GW have previously entered into a certain Amended and Restated Exclusive Supply Agreement, dated as of January 27, 1997, as amended by Amendment No. 1 to the Amended and Restated Exclusive Supply Agreement, dated as of April 7, 1998, relating to the manufacture and supply by IGI, and the purchase by GW, of certain facial health products sold by GW under the WellSkin(R) trademark (such agreement, as amended, hereinafter referred to as the "Supply Agreement"); and

      WHEREAS, IGI and GW now mutually desire to terminate the Supply Agreement, subject to the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IGI and GW hereby agree as follows:

      1. Definitions. Except as otherwise defined herein, all capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Supply Agreement.

      2. Termination of the Agreement. IGI and GW hereby agree that the Supply Agreement is terminated in its entirety effective at the close of business on December 18, 1998 (the "Effective Date") and, accordingly, all of their respective rights, obligations and duties under the Agreement shall be terminated as of the Effective Date and shall thereafter no longer have any force and effect, except as specifically set forth in this Termination Agreement. Without limiting the foregoing, the parties agree that all rights granted by IGI to GW with respect to the NOVASOME(r) trademark pursuant to Section 2 of the Supply Agreement shall terminate as of the Effective Date.

      3. Confidential Information. Upon the Effective Date, each party shall promptly terminate all use of any Confidential Information of the other party. The parties agree that the Confidentiality provisions contained in Section 8 of the Supply Agreement shall survive for a period of three (3) years from the Effective Date.

      4. Debt Owed From Operations. (a) The parties acknowledge that certain amounts are owed by one party to the other party due to the operating business relationship established by the Supply Agreement, including but not limited to the purchase of Product, the return of Product, shipping and delivery costs with respect to the Product, elimination of duplicate payments for the Product, additional funds due with respect to pricing modifications for the Products, determination of Target Inventory Amounts, and all amounts determined under Sections 3.2, 3.3, 3.4 and 3.5 of the Supply Agreement (such amounts to be hereinafter referred to as 'Operational Debt"). The parties hereby agree that all amounts owed by IGI to GW as Operational Debt, approximately Five Hundred Eighty-Four Thousand Five Hundred Dollars ( $584,500) (the "IGI Operational Debt"), and all amounts owed by GW to IGI, approximately One Hundred Seventy-Two Thousand Dollars ($172,000) (the "GW Operational Debt"), shall be written-off, forgiven and cancelled. The parties agree that the terms Operational Debt, IGI Operational Debt and GW Operational Debt do not include, and do not refer to, amounts which relate to (i) the Royalty Advance or the Remaining Royalty Advance, or the calculation thereof (ii) the Trademark Assignment (as defined below), (iii) the purchase of the Inventory, (iv) the transfer of the Promotional Materials and the Clinical Studies, and (v) the transfer of Product to the GW company outlet, all of which items are addressed in separate provisions of this Agreement.

      (b) GW hereby releases and forever discharges IGI from any and all manner of claims related to, or arising out of the IGI Operational Debt.

      (c) IGI hereby releases and forever discharges GW from any and all manner of claims related to, or arising out of the GW Operational Debt.

      5. Royalty Advance. Reference is made to Section 3.1 of the Supply Agreement, pursuant to which GW paid to IGI the Royalty Advance of One Million Dollars ($1,000,000), and to Section 13.2 of the Supply Agreement, pursuant to which IGI was to repay to GW the Remaining Royalty Advance as such term is defined in the Supply Agreement. The parties hereby agree that the Remaining Royalty Advance is Six Hundred and Eight Thousand Dollars ($608,000). IGI agrees to repay the Remaining Royalty Advance to GW according to the terms and conditions contained in the secured promissory note, a copy of which is attached hereto as Exhibit A (the "Royalty Promissory Note"). On the Effective Date, IGI shall execute and deliver the Royalty Promissory Note to GW.

      6. Assignment of WellSkin(R) Trademark. GW agrees to transfer its interest in the WELLSKIN(R) trademark in the United States to IGI pursuant to the form of trademark assignment attached hereto as Exhibit B (the "Trademark Assignment"). On the Effective Date, or on such other date as the parties may agree, GW shall execute and deliver the Trademark
Assignment to IGI. It is understood and agreed, however, that the obligation on behalf of GW to assign the WELLSKIN(r) trademark to IGI, shall be expressly conditioned upon the execution and delivery by IGI of the Security Agreement, the Subordination Agreement (as such term is defined below) and the Royalty Promissory Note to GW.

      7. Purchase of Inventory. (a) GW shall transfer to IGI, and IGI shall accept delivery of GW's entire stock of inventory of Product listed on Exhibit C hereof (the "Inventory"). The parties hereby agree that the aggregate consideration to be paid to GW with respect to the purchase of the Inventory shall be Two Hundred Thousand Dollars ($200,000), and IGI agrees to pay such amount to GW according to the terms and conditions contained in the secured promissory note, a copy of which is attached hereto as Exhibit D (the "Inventory Promissory Note"). On the Effective Date, IGI shall execute and deliver the Inventory Promissory Note to GW. It is understood and agreed that the purchase price of the Inventory (and the corresponding principal amount of the Inventory Promissory Note) shall be adjusted by the value of any material deviations from reasonable FIFO inventory management practices. Any adjustments shall be by mutual consent and agreement, and the principal amount of the Inventory Promissory Note shall be amended only in accordance with such agreement.

      (b) IGI shall use its best efforts to move all of the inventory to an IGI warehouse by December 15, 1998. Time is of the essence with respect to this obligation. If IGI fails to take title to, and physical possession of, the Inventory by December 18, 1998, then in such case the Inventory shall be transferred to a third party storage facility with all costs of transfer and storage of the Inventory to be paid by IGI.

      (c) Upon the execution of this Agreement, the customers shall be informed to send any Product returns to IGI, and IGI shall have sole responsibility for managing the returns of the Product by issuing credits to such customers who return Product, or by shipping replacement Product to such customers out of the Inventory of Product being transferred to IGI pursuant to this Section.

      (d) Each of GW and IGI acknowledge that the inventory of the Product owned by GW was manufactured by IGI under the terms of the Supply Agreement. THE INVENTORY OF PRODUCT TO BE TRANSFERRED TO IGI HEREUNDER SHALL BE SUPPLIED "AS IS" AND GW MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT THERETO.

      (e) The parties acknowledge that the Inventory contains markings and labeling which indicate that GW is the marketer or distributor of the Products. IGI promises and agrees that it shall not sell or distribute any portion of the Inventory which is damaged or for which the expiration date has occurred. GW shall not be liable to IGI, or any other third party, for any claims, damages, liabilities or costs associated with the sale, marketing or distribution of the Products after the Effective Date. In no event shall GW be liable to IGI, or any third party, for any claims, damages, liabilities or costs associated with the manufacture of the Products regardless of when such Product was manufactured. The parties agree that the provisions of this Section do not constitute an obligation to indemnify each other.

      8. Security Agreement. In order to secure the obligations evidenced by each of the Royalty Promissory Note and the Inventory Promissory Note, as well as the obligations of IGI contained herein, IGI shall enter into a security agreement, the form of which is attached hereto as Exhibit E (the "Security Agreement"). IGI shall use its best efforts to obtain from its current lenders, Fleet Bank, N.A. and Mellon Bank, N.A. (collectively referred to as the "Lenders") by the Effective Date, an executed and delivered subordination agreement, which will provide, among other things, that IGI, GW and the Lenders agree that GW shall have a first priority lien with respect to the WELLSKIN(R) trademark, and that the Lenders' interest in the WELLSKIN(R) trademark, if any, shall be subordinated to the GW interest in the WELLSKIN(R) trademark in all respects (the "Subordination Agreement"). On the Effective Date, IGI shall execute and deliver the Security Agreement and the Subordination Agreement to GW. It is understood and agreed, however, that the obligation on behalf of GW to execute and deliver the Trademark Assignments to IGI, shall be expressly conditioned upon the execution and delivery by IGI of the Security Agreement, the Subordination Agreement and the Royalty Promissory Note to GW.

      9. Promotional Materials and Clinical Studies. (a ) On the Effective Date, GW shall transfer to IGI all of GW's inventory of marketing materials and electronic promotional pieces which were used by GW for promoting and marketing the Products as well as the copies of the results from the clinical studies referenced on Exhibit F attached hereto
(together, the "Materials").

      (b) The parties acknowledge that IGI may, at its option, desire to use the printed advertising and promotional materials previously prepared by GW with respect to the Products. If IGI requests the use of such materials, IGI shall affix a non-removable sticker to each and every promotional piece which covers all references to GW and Glaxo Dermatology in its entirety.

      10. Company Store. IGI agrees that subsequent to the Effective Date, on an annually renewable basis, it shall continue to supply products to the GW company employee outlets (the "Company Store") owned and operated by Aramark on such terms and at such prices as IGI and Aramark shall agree, provided, however, that the parties understand that the pricing for such Products sold to Aramark shall be generally in accordance with the prices charged by IGI to physicians for such Products.

      11. Misdirected Payments. The parties agree that all proceeds of product sold prior to the Effective Date are the property of GW, while all proceeds of Product sold on or subsequent to the Effective Date are the property of IGI. If IGI shall receive payment with respect to Product which was sold prior to the Effective Date, IGI shall promptly transfer such amounts to GW. If GW shall receive payment with respect to Product which was sold on or subsequent to the Effective Date, GW shall promptly transfer such amounts to IGI.

      12. In-Bound Product Requests. GW agrees that, subsequent to the Effective Date, it will refer all in-coming inquiries with respect to requests for the WELLSKIN(R) product line directly to the telemarketing phone number maintained by IGI or its designee. In addition, GW shall advise NeoStrata Company, Inc. ("NeoStrata"), the former distributor of the WELLSKIN(R) product line, that all in-coming inquiries with respect to the WELLSKIN(R) product line shall be directly, immediately and only referred to the telemarketing phone number maintained by IGI or its designee. The obligations referred to in the previous two sentences shall be expressly conditioned upon the provision by IGI of the telemarketing phone number with respect to the WELLSKIN(R) product line to GW.

      13.   Representations. (a) IGI represents and warrants to GW that:

      (i) The execution and delivery of the Termination Agreement and all other documents and agreements related to the termination of the Supply Agreement (including but not limited to the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement) have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of IGI enforceable in accordance with their terms.

      (ii) The officer executing and delivering the Termination Agreement and all other documents and agreements related to the termination of the Supply Agreement (including but not limited to the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement), on behalf of each IGI entity executing this Termination Agreement, is duly authorized by such IGI entity, and has the full power and authority to execute these agreements and instruments.

      (b)    GW represents and warrants to IGI that:

      (i) The execution and delivery of the Termination Agreement and all other documents and agreements related to the termination of the Supply Agreement (including but not limited to the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement) have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of GW enforceable in accordance with their terms.

      (ii) The officer executing and delivering the Termination Agreement and all other documents and agreements related to the termination of the Supply Agreement (including but not limited to the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement), on behalf of GW is duly authorized by GW, and has the full power and authority to execute these agreements and instruments.

      14. Press Release. Except as may be required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of IGI and GW. In the event that a public announcement is required by law or stock exchange regulation, the party subject to such law or regulation shall deliver an advance copy of such public announcement to the other party for purposes of review and comment.

      15. Headings. All headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Termination Agreement.

      16. Notices . Any notice required or permitted to be given hereunder shall be either delivered by hand or mailed by certified or registered mail or delivered by nationally recognized courier service, to the party to whom such notice is required or permitted to be given hereunder. Any notice shall be deemed to have been given when delivered, if delivered by hand, or when received by the other party if otherwise mailed or delivered.

      All notices to GW shall be addressed as follows:

        Glaxo Wellcome, Inc.                Glaxo Wellcome, Inc.
        Five Moore Drive                    Five Moore Drive
        Research Triangle Park, NC 27709    Research Triangle Park, NC 27709
        Attn:  Vice President-Dermatology   Attn: General Counsel

      All notices to IGI shall be addressed as follows:

        IGI, Inc.                           IGI, Inc.
        Wheat Road &Lincoln Avenue          Wheat Road & Lincoln Avenue
        Buena, NJ 08310                     Buena, NJ 08310
        Attn:  President                    Attn: General Counsel

      17. Successors and Assigns. This Termination Agreement shall bind, inure to the benefit of, and be enforceable by the successors and assigns of the parties hereto.

      18. Expenses. IGI and GW shall each bear their own fees, costs and expenses incurred by them in connection with the negotiation, execution and performance of this Agreement.

      19. Entire Agreement. This Termination Agreement (and the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement) constitutes the entire agreement and understanding between the parties with respect to the termination of the Agreement. There are no collateral understandings, agreements or other representations, expressed or implied, between the parties relating to such termination. Any previous discussions, agreements or understandings between the parties regarding such termination are hereby superseded by this Termination Agreement (and the Royalty Promissory Note, the Trademark Assignment, the Inventory Promissory Note and the Security Agreement). This Termination Agreement may not be modified, altered or amended except by written agreement of authorized representatives of the parties.

      20. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be fully performed therein, without regard to principles of conflict of law.

      21. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the date first above written.

GLAXO WELLCOME, INC.                   IGI, INC.


By: /s/ Dean J. Mitchell               By: /s/ Paul Woitach
       -----------------               --------------------
Dean J. Mitchell, Vice President -     Paul Woitach, President
Business Development and Planning
General Manager, Specialty Division

IGEN, INC.                             IMMUNOGENETICS, INC.


By: /s/ Paul Woitach                   By: /s/ Paul Woitach
   -----------------                       ----------------
Paul Woitach, President                Paul Woitach, President